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                                                              Reseller Agreement
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                            1996 RESELLER AGREEMENT

                 SONY BUSINESS AND PROFESSIONAL PRODUCTS GROUP
                             SONY ELECTRONICS INC.

                      ARTICLE I PARTIES TO THIS AGREEMENT

This Agreement is entered into and is effective as of the first day of April, 1996 ('Effective Date') by and between:

Sony Business and Professional Products Group               All Communications Corporation
Sony Electronics Inc.                             and       DBA:
3 Paragon Drive                                             1450 Route 22 West
Montvale, New Jersey 07645-1735                             Suite 103
                                                            Mountainside, NJ 07092

(hereinafter referred to as the 'Division')                 (hereinafter referred to as the 'Reseller')

                     ARTICLE II PREMISES OF THIS AGREEMENT

WHEREAS, the Division is engaged in the sale and distribution (or, in the case of software, license) throughout the United States of various electronic products, related accessories and software and, in addition to its own marketing efforts, desires to secure the facilities of persons or firms capable of selling such items on a non-exclusive basis in the United States subject to the terms and conditions of this Agreement; and

WHEREAS, the Reseller desires and is willing to sell (or, in the case of software, license) such products, accessories and software and represents that it is capable of providing the necessary facilities therefor.

NOW THEREFORE, by reason of the foregoing premises and in consideration of the mutual covenants hereinafter set forth, the parties agree as follows.

                      ARTICLE III THE TERM AND DEFINITIONS

(a) Term: This Agreement shall commence as of the Effective Date and expire on March 31, 1997 (the 'Term') unless earlier terminated in accordance with Section
11.0 of Article IV.

(b) Products: The term 'Product(s)' refer(s) to those products, accessories and software of the Division which the Reseller is authorized to purchase and resell (or, in the case of software, license) pursuant to each Schedule of this Agreement.

(c) Schedules: Each Schedule of this Agreement identifies those Products which the Reseller is authorized to purchase and resell (or, in the case of software, license), and contains terms and conditions regarding those Products which may be in addition to or different from the General Terms and conditions set forth in Article IV. The Customers, the Territory and other requirements may vary from Schedule to Schedule. The following Schedules are attached to and incorporated in this Agreement:

                      VIDEOCONFERENCING SYSTEMS ROLLABOUT

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                                                              Reseller Agreement
                                                                     Page 2 of 8

(d) GENERAL DEFINITIONS:

The term 'Business Location' refers to the Reseller's address in Article I above to which all communications including bulletins and notices hereunder are sent and such other locations as provided in any incorporated Schedule.

The term 'Customer(s)' refer(s) to those third parties to whom the Reseller is authorized to resell Products pursuant to the Customer definition set forth in each Schedule.

The term 'Sale' or 'Resale' (in any tense or form) whenever used in this Agreement shall mean license in the case of software Products.

The term 'Territory' refers to the geographical area identified in each Schedule. In any Schedule, a smaller geographical area may also be designated as a 'Primary Area of Responsibility' to which additional obligations may be related.

                    ARTICLE IV GENERAL TERMS AND CONDITIONS
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SECTION 1.0: APPOINTMENT
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1.1  APPOINTMENT: The Division hereby appoints the Reseller for the Term hereof, on a non-exclusive basis, to sell and promote the sale of the Products to the Customers in the Territory, subject to the terms and conditions of this Agreement and any additional and/or different terms and conditions set forth in each Schedule. The Division may, in its sole discretion, appoint additional resellers and/or other types of resellers in the Territory and/or sell the Products directly or indirectly to the Customers.

1.2 STATUS AS INDEPENDENT CONTRACTOR: The relationship establishment between the Division and the Reseller by this Agreement is that of a vendor to its vendee and nothing herein contained shall be deemed to establish or otherwise create a relationship of principal and agent between the Division and the Reseller. The Reseller represents that it is an independent contractor who will not be deemed an agent of the Division for any purpose whatsoever and neither the Reseller nor any of it agents or employees will have any right or authority to assume or create any obligation of any kind, whether express or implied, on behalf of the Division. This Agreement is not a franchise agreement and does not create a franchise relationship between the parties and if any provision of this Agreement is deemed to create a franchise between the parties, then this Agreement will be deemed null and void and will automatically terminate as if such provision had been deemed unenforceable by a court as provided in Section
16.5 hereof.

1.3 SOLE COMPENSATION: The Reseller's sole compensation under this Agreement shall be the proceeds it may receive, if any, on the resale of the Products pursuant hereto. The Reseller represents that the Division has not required the Reseller to pay nor has the Reseller paid any fee as a condition of or in connection with entering into this Agreement.

1.4 ACCESS AND AUDIT: In order to verify the Reseller's compliance with this Agreement, the Reseller shall give the Division reasonable access to the Reseller's facilities during normal business hours to make inspections of the Reseller's premises and to audit the books and records of the Reseller relating to the Products purchased and/or serviced by the Reseller, including the right to make copies of or abstracts from such books and records.
--------------------------------------------------------------------------------
SECTION  2.0:  GENERAL  RESELLER PERFORMANCE  REQUIREMENTS
--------------------------------------------------------------------------------
During  the  Term, the Reseller shall:

          (a) use its best efforts to support, promote and increase sales of the Products in accordance with this Agreement and any applicable Schedules;

          (b) only promote and sell the Products to the Customers located within the Territory;

          (c) NOT, WITHOUT THE DIVISION'S PRIOR EXPRESS WRITTEN PERMISSION, KNOWINGLY SELL OR OTHERWISE PARTICIPATE IN THE SELLING OF THE PRODUCTS TO ANY THIRD PARTY WHERE THE END PRODUCT IN WHICH THE PRODUCTS MAY BE INCORPORATED COULD BE TERMED OR CLASSIFIED AS MEDICAL LIFE SUPPORT OR AIRCRAFT INSTRUMENTATION;

          (d) purchase the Products in sufficient volume to satisfy the Minimum Purchase Requirement ('MPR'), if any, set forth in a Schedule. Any such MPR will be calculated on the basis of the Division's aggregate net invoice prices for the Products purchased by the Reseller and covered by that Schedule. Purchases of test equipment or parts for service of the Products do not count towards satisfaction of any MPR. No MPR shall be construed as a take or pay obligation, but the Reseller's achievement of same is one criteria which the Division will use to determine if a new agreement or Schedule will be offered to the Reseller after the expiration or termination hereof;

          (e) maintain an adequate staff of sales personnel to meet the Reseller's obligations hereunder and/or pursuant to any Schedule who are trained in and capable of the effective demonstration, use and sale of the Products;

          (f) immediately forward to the Division information concerning all complaints or claims of damage relating to any of the Products that may come to the Reseller's attention;

          (g) maintain, for purposes of warranty verification and/or product safety notifications, during the Term and for four (4) years thereafter, a record of its sales of the Products, including at least the Customer's name and addresses and the Product's model, serial number and date of sale;

          (h) at all times conduct its business in a manner that will reflect favorably on the Products and their quality image and reputation and on the good name, goodwill and reputation of the Division, and not by itself or with others participate in any illegal, deceptive, misleading or unethical practices, or unfair competitive practices, including without limitation, product disparagement and bait and switch practices, or any other practices that are or might be detrimental to the Division or any subsidiary or parent Company;

          (i) obtain and maintain in full force and effect all necessary licenses, permits and other authorization required by law to operate its busines;

          (j) take all reasonable, prompt and efficient action to assist the Division in resolving all complaints from the Customers concerning the Products or the manner or method by which they were sold, delivered or serviced (if the Reseller services the Products) by the Reseller; and



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                                                              Reseller Agreement
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(k)  unless otherwise  consented to  by the  Division in  writing, which consent shall not be unreasonably withheld, safeguard and hold in trust and confidence and neither directly or indirectly disclose to any third party or use (except for the purposes designated by the Division) during the Term hereof and for one(1) year thereafter any of the Division's proprietary, business, pricing and/or confidential technical information (i) disclosed by the Division, its agents or employees to the Reseller hereunder: or (ii) obtained or learned from the Division as a result of activities of the Division and the Reseller hereunder.

--------------------------------------------------------------------------------
 SECTION 3.0: SALE OF PRODUCTS
--------------------------------------------------------------------------------

3.1 TERMS OF SALE: The Division shall sell the Products to the Reseller upon the terms and conditions set forth in this Agreement and the applicable Schedules and upon such other and additional terms and conditions as the Division, from time to time, may stipulate upon notice.

3.2 PRICES: The Division may change the prices of any of the Products. Any new prices shall be effective on the date set forth in the announcement issued by the Division.

3.3 RESALE OF THE PRODUCTS: The Reseller shall unilaterally establish its own resale prices and terms with respect to the Products. The Division and its employees will neither have authority to instruct the Reseller as to what such prices must be, nor to interfere with the Reseller's independent establishment of such prices.

3.4 ALLOCATIONS: The Division may, in its sole discretion, allocate its inventory of the Products.

3.5 AVAILABILITY/CHANGES IN PRODUCTS: The Division may, in its sole discretion, discontinue the sale of, or effect changes to, any of the Products or parts/accessories thereto (except where continued availability is required by law) without advance notice thereof to the Reseller and without obligation to modify or change any Product previously delivered to or supply new Product in accordance with earlier specifications.

3.6 TAXES: The Reseller shall bear the cost of any taxes (exclusive of taxes based on Sony Electronics Inc.'s net income), levies, duties and fees of any kind, nature or description whatsoever applicable to any of the Products supplied by the Division to the Reseller. The Reseller shall pay to the Division all such sums upon demand unless the Reseller provides the Division, at the time of the submission of its purchase orders, tax exemption certificates or licenses acceptable to the appropriate taxing authorities.

3.7 PRODUCT RETURNS; RESTOCKING CHARGE: If the Reseller wishes to return A Class Products to the Division, and the Division agrees thereto in advance in writing, then the Reseller may do so freight prepaid for credit less a restocking fee equal to fifteen percent (15%) of the original net invoice price. THE TERM 'A CLASS PRODUCTS' SHALL MEAN ONLY NEW AND UNUSED PRODUCTS WHICH ARE EITHER IN THE ORIGINAL FACTORY SEALED CARTONS, OR IN OPEN CARTOONS WITH ALL FACTORY PACKAGING.

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SECTION 4.0: PURCHASE ORDERS; SHIPMENTS
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4.1 PREVAILING TERMS: If any purchase orders, acceptances or other documents are used by the Reseller in connection with the purchase of the Products, then, notwithstanding any provisions therein contained to the contrary, same shall be governed by the provisions of this Agreement, and any terms thereof which are inconsistent, different from, or in addition to the provisions of this Agreement shall be deemed null and void.

4.2 PURCHASE ORDERS: The Reseller's orders are subject to acceptance by the Division in writing or by shipment of the Products and will be used by the Division only for its internal bookkeeping to identify the Products, quantities and delivery dates requested by the Reseller. The Division may, in its sole discretion, cancel any of the Reseller's orders accepted by the Division or stop the shipment thereof if the Reseller fails to meet payment schedules or credit requirements establishments by the Division, or if the Reseller is in default of this Agreement.

4.3 SHIPMENTS: The Reseller shall bear all costs and expenses incident to the Division's shipment of the Products to it, except in the case of any shipment which qualifies for prepaid freight under the Division's program then in effect. The Division shall select the method of shipment and the carrier.


4.4 TITLE & RISK OF LOSS: Title to all the Products sold by the Division to the Reseller shall pass upon the Division's delivery thereof to the carrier. Risk of loss or damage to any of the Products in transit, without regard to whether the Division paid the shipping charges therefor or whether any third party is designated as consignee thereof, is the Reseller's, whose responsibility it will be to file claims with the carrier.

4.5 TIME OF DELIVERY: Delivery dates set forth in any Reseller order or the Division's confirmation thereof shall be deemed to be estimated.

4.6 ADJUSTMENTS: If the prices at which the Products are sold represent a price which has been reduced based on a representation by the Reseller that the Reseller would make certain volume purchases, and the Reseller fails to make such volume purchases, then the Division may, in its sole discretion, adjust the prices to the otherwise prevailing price(s) for the number of the Products actually purchased, and the Reseller will pay the Division such price differential promptly upon receipt of the Division's invoice therefor.

4.7 SEPARATE TRANSACTION: Each Reseller order shall be deemed a separate transaction and each shipment of the Product will constitute a separate sale, obligating the Reseller to pay therefor, whether such shipment in whole or partial fulfillment of an order.

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SECTION 5.0: CREDIT, INDEBTEDNESS
--------------------------------------------------------------------------------

5.1 MAINTENANCE OF CREDIT LINE: The Reseller shall maintain a credit line sufficient to support its purchases of the Products and to pay any indebtedness to the Division when due. The Division may, in its sole discretion, either generally or with respect to any specific Reseller order vary, change or limit the amount or duration of credit allowed to the Reseller. The Reseller will make available to the Division such statements of its financial condition as the Division may, from time to time, reasonably request.

5.2 UNAUTHORIZED DEDUCTIONS/STOPPED PAYMENTS: The Reseller shall not make any deductions of any kind from any payments due the Division unless the Reseller shall have received an official credit memorandum from the Division authorizing such deduction. The Reseller will not stop payment on any check or other instrument of payment issued to the Division.

5.3 DEFAULT: ACCELERATION OF OBLIGATIONS AND CHARGE FOR LATE PAYMENT: The Reseller's payment for the Products shall be considered past due if it is not received by the Division by the due date shown on the Division's invoice. If any payment is past due, then in addition to any other remedy available to the Division under this Agreement or at law therefore, the Division may: (a) declare, by notice to the Reseller, all of the liabilities and obligations of the Reseller to the Division, whether then due or not, to be immediately due unless the past due payment is received by the time specified in the notice; and/or (b) impose a monthly finance charge on all amounts past due or declared due by (a) above equal to the lesser of one and one half percent (1 1/2%) or the maximum allowable by law; and (c) charge Reseller for the Division's reasonable expenses of the collection therefor, including, but not limited to, attorneys' and experts' fees and court costs.



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                                                              Reseller Agreement
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SECTION 6.0: SOFTWARE OWNERSHIP
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6.1  RETENTION OF  RIGHTS: The  Reseller acknowledges  that the  Division or, in applicable instances, the Division's licensor, retains the entire right, title and interest to the intellectual property (including, without limitation, all copyrights) related to any item of software and related documentation which the Division provides to the Reseller. The Division shall permit the Reseller to use such software and documentation internally or to distribute such software and documentation to the Customers for the Products, and the Reseller will use such software and documentation or distribute such software and documentation only to the Customers, on such terms and conditions as the Division may from time to time impose. The Reseller shall not itself, or permit others to, decompile, disassemble, reverse engineer or otherwise attempt to derive the source code of any such software; and the Reseller shall not itself, or permit others to, remove, obscure or alter any copyright, trade secret, trademark, patent, or other proprietary rights notice affixed to or displayed on any such software or documentation, or affixed to or printed on any of its factory packaging. Nothing contained herein shall: (a) prohibit the Reseller from setting a price to its Customers for software and documentation where copies of the software and documentation are sold to the Reseller as one of the Products; or, (b) allow the Reseller to make copies of the software or documentation.

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SECTION 7.0: TRADEMARKS/TRADE NAMES
--------------------------------------------------------------------------------

The Division does not grant and the Reseller acknowledges that it shall have no right to or interest in any trademarks and/or trade names owned, used or claimed now or in the future by Sony Electronics Inc., Sony Corporation of America, Sony Corporation (Japan) or the subsidiary or affiliate companies of said corporations.

--------------------------------------------------------------------------------
SECTION 8.0: INSPECTION/ACCEPTANCE -- LIMITED WARRANTIES/DISCLAIMERS
--------------------------------------------------------------------------------

8.1 INSPECTION/ACCEPTANCE: Within twenty (20) days of the Reseller's receipt of any of the Products under this Agreement, the Reseller shall inspect same and furnish the Division with any claim it may have for shortages, incorrect materials, invoicing mistakes, or defects in material, workmanship or failure to meet specifications. The Reseller's failure to make such a claim within that period will be deemed to constitute the Reseller's acceptance of the Products and leave the Reseller with only those warranty-related remedies otherwise provided in this Section 8.0. In the case of any claim involving shortages or invoicing errors, the Division will, upon confirmation of the claim, promptly furnish the Reseller with a credit memorandum. In the case of any claim involving incorrect materials, defects in material or workmanship or failure to meet specifications, the Reseller must return the affected Products to the Division and the Division will, upon confirmation of the claim, promptly furnish the Reseller with a credit memorandum for the Products returned and subject to availability ship the Reseller replacement Products with an invoice therefor.

8.2 LIMITED WARRANTY: THE DIVISION'S WARRANTY FOR THE PRODUCTS SHALL BE AS SET FORTH IN THE DIVISION'S LIMITED WARRANTY CARD ENCLOSED WITH OR ACCOMPANYING THE PRODUCT. IF ANY PRODUCTS ARE NOT ACCOMPANIED BY WARRANTY CARDS, THE DIVISION'S THEN CURRENT WARRANTY APPLICABLE TO THOSE PRODUCTS WILL APPLY. UPON THE REQUEST OF ANY CUSTOMER, THE RESELLER SHALL PROVIDE A COPY OF THE APPROPRIATE LIMITED WARRANTY CARD TO SUCH CUSTOMER.

8.3 COMPLIANCE: The Reseller shall at all times comply with applicable federal, state and local laws, regulations, and ordinances applicable to the sale of the Products, including but not limited, to the delivery of warranties to Customers.

8.4 DISCLAIMER OF WARRANTY: THE RESELLER ACKNOWLEDGES THAT EXCEPT FOR THE WARRANTY PROVIDED IN THE DIVISION'S LIMITED WARRANTY CARD ENCLOSED WITH OR ACCOMPANYING THE PRODUCTS, NO WARRANTIES WITH REGARD TO THE PRODUCTS, WHETHER OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, ARE CREATED BY THIS AGREEMENT. THE DIVISION HEREBY DISCLAIMS AND EXCLUDES ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANY WARRANTY AGAINST INFRINGEMENT THAT MAY BE PROVIDED IN SECTION 2-312(3) OF THE UNIFORM COMMERCIAL CODE AND/OR IN ANY OTHER COMPARABLE STATE STATUTE IS EXPRESSLY DISCLAIMED.

8.5 COMPATIBILITY: The Division hereby disclaims any representations or warranty that the Products are compatible with any combination of non-Sony products the Reseller and/or its Customer may choose to connect to the Products. It shall be the Reseller's responsibility to determine for itself and the Customers the suitability and compatibility of the Products in each instance.

8.6 PROHIBITED REPRESENTATIONS: Other than the provision of a copy of the Division's Limited Warranty Card to the Customers as provided in Section 8.2, the Reseller shall make no warranties or representations on behalf of the Division to the Customers or to the trade with respect to any of the Products, unless expressly approved in writing by the Division.

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SECTION 9.0: INDEMNITY BY THE RESELLER
--------------------------------------------------------------------------------

THE RESELLER SHALL INDEMNIFY AND HOLD HARMLESS THE DIVISION, SONY ELECTRONICS INC., ITS PARENT COMPANY, SONY CORPORATION OF AMERICA, AND THE SUBSIDIARY AND AFFILIATED COMPANIES OF EACH AND THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES FROM AND AGAINST ANY CLAIMS, SUITS, LIABILITIES, LOSSES, FINES, PENALTIES, DAMAGES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' AND EXPERTS' FEES AND COSTS) ARISING FROM OR INCIDENT TO THE RESELLER'S BREACH OF ITS OBLIGATIONS UNDER SECTIONS 1.2, 2.0(c), 2.0(h) OR 8.6 HEREOF.

--------------------------------------------------------------------------------
SECTION 10.0: TIME FOR BRINGING SUIT
--------------------------------------------------------------------------------

All causes of action by the Reseller against the Division must be brought within two (2) years following the date on which the event which first gave rise to the cause of action occurred or within two (2) years following expiration or termination of this Agreement, whichever is earlier.

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SECTION 11.0: TERMINATION OF AGREEMENT
--------------------------------------------------------------------------------

11.1 TERMINATION WITHOUT CAUSE: This Agreement may be terminated without cause by either party upon sixty (60) days prior written notice to the other, in which event this Agreement shall terminate on the date set forth in such notice.

11.2 TERMINATION FOR CAUSE: The Division may immediately terminate this Agreement by giving the Reseller notice if the Reseller:

(A) DEFAULTS IN THE PERFORMANCE OF ANY OF ITS OBLIGATIONS UNDER THE TERMS OR CONDITIONS OF THIS AGREEMENT WHICH DEFAULT IS NOT REMEDIED BY THE RESELLER TO THE DIVISION'S SATISFACTION IN ITS SOLE DISCRETION WITHIN TEN (10) DAYS AFTER THE DIVISION GIVES THE RESELLER NOTICE THEREOF; OR,

(B) DEFAULTS IN THE PERFORMANCE OF ANY OF ITS OBLIGATIONS UNDER THE TERMS AND CONDITIONS OF THIS AGREEMENT, WHICH DEFAULT BY ITS NATURE, CANNOT BE REMEDIED BY THE RESELLER; OR,

(C) ISSUES ANY PRESS RELEASE, ADVERTISING, BROCHURE OR OTHER RELEASE OF INFORMATION TO ANY OF THE CUSTOMERS,



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                                                              RESELLER AGREEMENT
                                                                     Page 5 of 8

THE TRADE OR THE GENERAL PUBLIC CONCERNING OR IN ANY WAY REFERRING TO THIS AGREEMENT OR ANY OTHER AGREEMENT OR RELATIONSHIP WITH THE DIVISION AND/OR SONY ELECTRONICS INC. WITHOUT THE PRIOR WRITTEN APPROVAL OF THE DIVISION, WHICH APPROVAL OR REJECTION SHALL BE GIVEN IN THE DIVISION'S SOLE DISCRETION; OR,

(D) ENGAGES DIRECTLY OR INDIRECTLY IN ANY ATTEMPT OR SCHEME TO DEFRAUD THE DIVISION; OR,

(E) SELLS OR TRANSFERS THE PRODUCTS TO ANY PARTY OTHER THAN CUSTOMERS OR SELLS THE PRODUCTS OUTSIDE OF THE TERRITORY SPECIFIED IN THE SCHEDULE FOR SUCH PRODUCTS; OR,

(F) IS UNABLE TO PAY ANY AND/OR ALL OF ITS DEBTS AS THEY BECOME DUE OR BECOMES INSOLVENT OR CEASES TO PAY ANY AND/OR ALL OF ITS DEBTS AS THEY MATURE IN THE ORDINARY COURSE OF BUSINESS, OR MAKES AN ASSIGNMENT FOR THE BENEFIT OF ITS CREDITORS; OR,

(G) IS LIQUIDATED OR DISSOLVED OR IF ANY PROCEEDINGS ARE COMMENCED BY, FOR OR AGAINST IT UNDER ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION OF DEBTS OR DEBTORS RELIEF LAW, OR LAW PROVIDING FOR THE APPOINTMENT OF A RECEIVER OR TRUSTEE IN BANKRUPTCY; OR,

(H) CEASES TO CONDUCT ITS BUSINESS IN THE ORDINARY COURSE BY, FOR EXAMPLE, LAYING OFF A LARGE PART OF ITS STAFF OR SUBSTANTIALLY CURTAILING OPERATING HOURS OR TELEPHONE SERVICE.

The Division may also immediately terminate this Agreement by notice: 1) pursuant to Sections 11.5; or 2) upon the occurrence of, or the Reseller's failure to give notice of, any of the events referenced in Section 14.1(a)-(c).

This Agreement shall terminate on the date set forth in any notice issued pursuant to this Section 11.2.

11.3 ADDITIONAL REMEDIES FOR BREACH: If the Reseller is in breach or in default hereof, the Division may, in additional to any other remedies available to it hereunder or allowed by law thereof: (1) suspend doing business with the Reseller under all or any of the Schedules or, (2) terminate one or more of the Schedules; or, (3) curtail or suspend the Reseller's privileges under any promotional incentives, and/or suspend or terminate the Reseller's participation in other sales programs of the Division.

11.4 EFFECT OF TERMINATION: Upon the termination of this Agreement, Sony Electronics Inc. may, in its sole discretion, upon notice to the Reseller, immediately terminate any other agreements which may then be in effect between the Division and/or Sony Electronics Inc. and the Reseller. Such right of termination shall be in addition to and, to the extent necessary, supersede any right of termination which may be provided for in any of such other agreements.

11.5 SET-OFF: If the Reseller defaults with respect to this Agreement or any other agreement(s) with the Division or any other division of Sony Electronics Inc. including, but not limited to, the Reseller's failure to pay any monies when due either pursuant to this Agreement or any other such agreement, then the Division may, in its sole discretion, set off against any monies due and owing the Reseller such sum or sums of money due and owing from the Reseller to the Division and/or Sony Electronics Inc. pursuant to this Agreement or such other agreement(s), and/or to terminate this Agreement.

11.6 CESSATION OF REPRESENTATION AS AUTHORIZED RESELLER: Upon the expiration or termination of this Agreement or the termination of any Schedule hereof, the Reseller shall immediately remove and discontinue all displays, signs and decals of the Division's trademarks and service marks related to the affected Products, cease to represent itself as an authorized Reseller of the Division with respect to those Products and shall otherwise desist from all conduct or representations which might lead the public to believe that the Reseller continues to be authorized by the Division to sell those Products; provided, however, that the Reseller may sell, in accordance with the provisions of this Agreement, those Products which shall be in its inventory on the date of any such termination or expiration and which the Division shall not have repurchased pursuant to Section 12.0.

11.7 SURVIVING OBLIGATIONS AND LIMITATIONS: Neither the expiration nor termination of this Agreement nor the termination of any of the agreements referred to in this Section shall release either party from the obligation to pay any monies that may be owing to the other party or operate to discharge any liability that had been incurred by either party prior to any such expiration or termination.

11.8 ORDER PROCEDURE AFTER NOTICE OF TERMINATION: During the period between the Division giving the Reseller notice of this Agreement's termination and the effective date of such termination, all Reseller orders not then fulfilled and all new Reseller orders for the Products which are accepted by the Division will be shipped to the Reseller only on a cash in advance basis.


--------------------------------------------------------------------------------
SECTION 12.0: DIVISON'S OPTION TO REPURCHASE PRODUCTS
--------------------------------------------------------------------------------

Upon the expiration or termination of this Agreement or the termination of any Schedule, the Division may repurchase from the Reseller any of the affected A Class Products (as defined in Section 3.7) remaining in the Reseller's inventory at the lesser of the then prevailing price or the price paid therefor by the Reseller. To enable the Division to determine if it will repurchase any of such Products the Reseller shall, within five (5) days after the effective date of such expiration or termination, submit to the Division a written schedule listing all such Products remaining in the Reseller's inventory by model, and serial number. Within a reasonable period of time after the Division's receipt of such schedule the Reseller shall permit the Division to inspect such inventory; and within ten (10) days after completion of such inspection, the Division shall give the Reseller notice of the Products it elects to purchase. Upon receipt of the Division's notice, the Reseller shall deliver the specified Products freight prepaid to a carrier designated by the Division. Payment of the repurchase price will be made to the Reseller either by: (1) the issuance of a credit against any indebtedness of the Reseller to the Division or Sony Electronics Inc.; or (2) if the repurchase price exceeds such indebtedness, by payment of such excess to the Reseller within thirty (30) days after the delivery of the Products to the Division.

--------------------------------------------------------------------------------
SECTION 13.0: SERVICE
--------------------------------------------------------------------------------

If the Reseller is obligated to perform warranty and/or out-of-warranty service for any of the Products pursuant to the provisions of any Schedule, the Reseller shall perform such service in accordance with the Division's Dealer Service Policy ('DSP') then in effect for such Products. If a Schedule does not require the Reseller to service the Products which are the subject of that Schedule, the Division shall perform or otherwise delegate such service, provided, however, that the Reseller shall facilitate such service if required by and in the manner provided in any Schedule. The Division reserves the right from time to time to modify any DSP and any or all service procedures upon notice to the Reseller.

--------------------------------------------------------------------------------
SECTION 14.0: NOTICES
--------------------------------------------------------------------------------

14.1 CHANGE IN STATUS: The Reseller shall give the Division immediate notice in writing of: (a) any transaction affecting the ownership of ten percent (10%) or more of the Reseller's capital stock, or any significant portion of the Reseller's assets, if the Reseller is a corporation; or, (b) any change in the respective interests of the partners, if the Reseller is a partnership; or, (c) any

                                                              Reseller Agreement
                                                                     Page 6 of 8

transaction affecting the ownership of any part of the business, if the Reseller is an individual proprietorship.

14.2 CHANGE OF NAME OR ADDRESS OF THE RESELLER: The Reseller shall give the Division immediate notice of any change in the: (a) name of the Reseller; or,
(b) address of the Reseller's Business Locations; or, (c) address of the Reseller's principal office.

14.3 METHOD OF TRANSMISSION: Any notices given under this Agreement shall be given in writing and will be deemed to have been sufficiently given when delivered by hand or sent by facsimile transmission (which is acknowledged by the recipient), overnight courier service or by certified or registered mail, postage and other charges prepaid, to the parties at the addresses first above written or as subsequently changed by notice duly given. The date of mailing or transmission of any written notice will be deemed the date on which such notice is given unless otherwise specified in the notice.

--------------------------------------------------------------------------------
SECTION 15.0: GOVERNMENT CONTRACTS AND PROGRAMS
--------------------------------------------------------------------------------

15.1 CONTRACTS WITH THE GOVERNMENT: The Division may enter into contracts  with:
1) the government of the United States of America or any of its departments, agencies, or other instrumentalities; or, 2) any state or local government or any of their departments, agencies or other instrumentality, to sell any or all of the Products, including one or more General Services Administration ('GSA') contracts. If the Reseller participates in any of the Division's GSA contracts, such participation will be governed by a Rider G which will be attached to and made part hereof.

15.2 GOVERNMENT CONTRACT PROVISIONS: No provision of any United States government or state or local government contract or subcontract related thereto shall be a part of this Agreement, and this Agreement will not be deemed an acceptance of any government provisions that may be included or referred to in any purchasing document received by the Division from the Reseller.

--------------------------------------------------------------------------------
SECTION 16.0 PRODUCT LOANS
--------------------------------------------------------------------------------

16. 1 GENERAL: If the Division elects to loan any Products or other equipment to the Reseller, such loan(s) will be governed by the terms and conditions of this Section unless otherwise agreed in writing signed by both parties.

16.2 LOAN CONFIRMATION: The Division shall acknowledge each loan of Products or equipment in writing to the Reseller setting forth the particular loaned Products and equipment, term of the loan, the address for return of the loaned Products and equipment, the purpose of the loan, any insurance requirements and any other pertinent requirements.

16.3 DELIVERY/LOCATION: The Division shall, at its own cost and expense, and at its risk of loss or damage, deliver each shipment of the loaned Products and equipment to the Reseller at the address set forth in the loan acknowledgement.

16.4 TERM: The Division shall provide the loaned Products and equipment to the Reseller for the term stated in the loan acknowledgment. Upon the expiration or earlier termination of any loan, the Reseller will return the loaned Products and equipment to the Division, at its own cost and expense, and at its own risk of loss or damage, to the location set forth in the loan acknowledgment. If the Reseller does not return the loaned Products and equipment within three (3) days of the expiration or earlier termination of any loan, or returns them in an unrepairable condition, the Reseller will be deemed to have purchased them at the price in the loan acknowledgment on the terms and conditions set forth in this Agreement.

16.5 ACKNOWLEDGMENT: The Reseller acknowledges: (1) title to any loaned Products and equipment is and will at all times remain in the Division's name; (2) the loaned Products and equipment may not be transferred to any person other than the Reseller without the prior written consent of the Division; (3) the loaned Products and equipment may not be sold, leased, mortgaged or otherwise hypothecated or encumbered.

16.6 DISCLAIMER OF WARRANTIES: THE DIVISION MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH REGARD TO THE LOANED PRODUCTS AND EQUIPMENT. ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY DISCLAIMED. ALL IMPLIED WARRANTIES AGAINST INFRINGEMENT ARE HEREBY EXPRESSLY DISCLAIMED.


16.7 LICENSE: Any License Agreement enclosed in the original factory packaging for the loaned Products and equipment will state those additional terms and conditions of any license granted to the Reseller applicable to them.

16.8 TERMINATION: If the Reseller breaches any of the provisions of this Section
16.0 with regard to any particular loan or loans, the Division may, in addition to its other rights or remedies hereunder or at law, terminate that loan or all outstanding loans upon notice to the Reseller. If this Agreement is terminated or expires, all outstanding loans will be deemed immediately terminated upon such termination or expiration without need of further notice from the Division.

16.9 INSURANCE: If required by the Division in the loan acknowledgment, the Reseller will obtain and maintain insurance on the loaned Products and equipment in an amount at least as great as the price designated in the loan acknowledgment against loss by fire, vandalism, casualty and all other hazards normally insured under 'all risks' policies pursuant to appropriate endorsements naming the Division as a loss payee of the proceeds thereof without deductibles or allocations and requiring the carrier to give the Division at least thirty
(30) days' notice of cancellation, non-renewal or material change in coverage. The Reseller will also provide the Division with a certificate or an endorsement evidencing the existence of such insurance when such insurance is required in the loan acknowledgement.

16.10 SECURITY INTEREST; RIGHT OF REPOSSESSION: The Reseller hereby grants the Division a security interest in and to any loaned Products and equipment the Reseller has been deemed to have purchased under Section 16.4 of this Agreement and the Division will have all the rights of a secured party/creditor for and with respect to such loaned Products and equipment including those provided under the Uniform Commercial Code. The Reseller will execute such forms and financing statements as the Division may request to evidence, perfect or continue any such security interest and the Reseller hereby grants the Division an irrevocable power of attorney to execute and file any of such forms or statements on the Reseller's behalf if the Reseller fails to do so promptly upon the Division's request including, but not limited to, the right of the Division to file a copy of this Agreement, together with the loan acknowledgement, as a financing statement. Notwithstanding Section 16.4 of this Agreement and the preceding two sentences, the Division may elect not to treat the loaned Products and equipment as having been sold to the Reseller, and retain its title thereto and a right of prepossession therein. In such event, the Reseller hereby grants the Division the right to enter peaceably upon its premises where the loaned Products and equipment may be located and take possession thereof and the Reseller hereby waives all claims for trespass or damage caused by such peaceable entrance and repossession.

--------------------------------------------------------------------------------
SECTION 17.0: GENERAL
--------------------------------------------------------------------------------

17.1 ASSIGNMENT: The Reseller shall not assign or otherwise transfer this Agreement or any interest or right hereunder or delegate the performance of any of its obligations hereunder to any third party without the prior written consent of the Division which consent may be withheld in the Division's sole discretion. Any such attempted assignment, transfer or delegation without the prior written consent of the Division, will be deemed null and void and result in the immediate termination of this Agreement without necessity of any notice.

                                                              Reseller Agreement
                                                                     Page 7 of 8

17.2 WAIVERS: Waiver by either party of any default, or either party's failure to enforce any of the terms and conditions of this Agreement shall not in any way affect, limit or waive such party's right thereafter to enforce and compel strict performance of every term and conditions hereof.

17.3 LITIGATION: In the event of any litigation between the parties with respect to this Agreement, the prevailing party (the party entitled to recover costs of suit, at such time as all appeals have been exhausted or the time for taking such appeals has expired) shall be entitled to recover reasonable attorneys' and experts' fees, and costs in addition to such other relief as the court may award.

17.4 HEADINGS: The headings of Articles and Sections in this Agreement are for convenience and reference only, and they shall in no way define, limit, or describe the scope of the provisions or be considered in the interpretation, construction or enforcement hereof.

17.5 INVALIDITY: If and to the extent that any term or condition of this Agreement is specifically determined by any court to be in whole or in part invalid or unenforceable, then this Agreement shall be immediately terminated upon such determination. However, such termination will not operate to discharge either party from the obligation to pay the other party any sum due such other party or discharge any liability that had been incurred prior thereto.

17.6 NON-EXCLUSIVENESS; REMEDIES: Any specific right or remedy provided in this Agreement shall not be exclusive but will be cumulative of all other rights and remedies set forth herein and allowed at law.

17.7 SURVIVAL: Sections 2.0(c), (g) and (k), 3.7, 4.6, 5.2, 5.3, 6.1, 7.0,  8.0,
9.0,  10.0, 11.4, 11.5,  11.6, 11.7, 12.0,  13.0, 15.0, 17.3,  17.5, 17.6, 17.7,
18.0, 19.0, 20.0 and 21.0 as well as any term or condition in any incorporated Schedule or Rider G, if incorporated, where such survival is indicated in or intended by the terms of any such provision shall survive termination or expiration of this Agreement.

--------------------------------------------------------------------------------
SECTION 18.0: LIMITATION ON LIABILITY
--------------------------------------------------------------------------------

THE LIABILITY OF THE DIVISION, IF ANY, AND THE RESELLER'S SOLE AND EXCLUSIVE REMEDY FOR DAMAGES FOR ANY CLAIM OF ANY KIND WHATSOEVER, REGARDLESS OF LEGAL THEORY, AND WHETHER ARISING IN TORT OR CONTRACT, WITH REGARD TO THIS AGREEMENT, REGARDLESS OF THE DELIVERY OR NON-DELIVERY OF THE PRODUCTS, OR WITH RESPECT TO THE PRODUCTS, SHALL NOT BE GREATER THAN THE ACTUAL PURCHASE PRICE, AND ALL TRANSPORTATION AND CUSTOMARY HANDLING CHARGES PAID FOR THE PRODUCTS WITH RESPECT TO WHICH SUCH CLAIM IS MADE. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND. SUCH DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PRESENT OR PROSPECTIVE PROFITS, EXPENDITURES, INVESTMENTS OR COMMITMENTS, WHETHER MADE IN THE ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OF BUSINESS REPUTATION OR GOODWILL, FOR LOSS OF DATA, COST OF SUBSTITUTE PRODUCTS, COST OF CAPITAL, AND THE CLAIMS OF THIRD PARTIES, INCLUDING CUSTOMERS, OR FOR ANY OTHER REASON WHATSOEVER.

--------------------------------------------------------------------------------
SECTION 19.0: FORCE MAJEURE
--------------------------------------------------------------------------------

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY DELAY IN THE PERFORMANCE OF ANY OF ITS OBLIGATIONS HEREUNDER DUE TO ANY CAUSE BEYOND SUCH PARTY'S REASONABLE CONTROL OR DUE TO ACTS OF GOD, ACTS OF CIVIL OR MILITARY AUTHORITIES, FIRES, LABOR DISTURBANCES, FLOODS, EPIDEMICS, GOVERNMENTAL RULES OR REGULATIONS, WAR, RIOT, DELAYS IN TRANSPORTATION OR SHORTAGES IN RAW MATERIALS OR OTHER PRODUCTS. THIS SECTION SHALL NOT RELIEVE OR RELEASE EITHER PARTY FROM ITS OBLIGATION TO MAKE PAYMENT WHEN DUE OF ANY MONIES WHICH EITHER PARTY MAY OWE TO THE OTHER.

--------------------------------------------------------------------------------
SECTION 20.0: GOVERNING LAW AND VENUE
--------------------------------------------------------------------------------

THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LOCAL LAW OF THE STATE OF NEW JERSEY. THE PARTIES HEREBY CONSENT TO AND SUBMIT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW JERSEY, AND ANY ACTION OR SUIT HEREUNDER WILL ONLY BE BROUGHT BY THE PARTIES IN THE FEDERAL OR START COURT WITH APPROPRIATE JURISDICTION OVER THE SUBJECT MATTER ESTABLISHED OR SITTING IN THAT STATE. THE PARTIES SHALL NOT RAISE IN CONNECTION THEREWITH, AND HEREBY WAIVE ANY DEFENSES BASED UPON THE VENUE, THE INCONVENIENCE OF THE FORUM, THE LACK OF PERSONAL JURISDICTION, THE SUFFICIENCY OF SERVICE OF PROCESS OR THE LIKE IN ANY SUCH ACTION OR SUIT BROUGHT IN THE STATE OF NEW JERSEY.

--------------------------------------------------------------------------------
SECTION 21.0: WAIVER OF TRIAL BY JURY
--------------------------------------------------------------------------------

IN THE EVENT OF ANY LITIGATION BETWEEN THE PARTIES RELATING TO OR ARISING IN ANY WAY OUT OF THIS AGREEMENT, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

                              ARTICLE V SCHEDULES

                    This space is intentionally left blank.

All Communications Corporation  Article V - Videoconferencing Rollabout Products
Mountainside, NJ 07092                                               Page 1 of 2

             ------------------------------------------------------

                               ARTICLE V SCHEDULE

                  VIDEOCONFERENCING SYSTEMS ROLLABOUT PRODUCTS

1. Definition of Products and Appointment: This Schedule authorizes the Reseller to purchase and resell the 'Videoconferencing Systems Rollabout Products' identified in the Division's current Videoconferencing Systems Rollabout Products Price Lists, as said Price List, from time to time, may be amended by the Division by adding or deleting Products therefrom.

2. Definition of Customers: The Reseller will sell Videoconferencing Systems Rollabout Products to end users only, unless otherwise agreed to in writing by the Division.

3. Definition of Territory: The Reseller may sell Videoconferencing Systems Rollabout Products to Customers only within the 48 continguous states of the United States and the state of Alaska (the 'Territory'). The Reseller's Primary Area of Responsibility for Videoconferencing Systems Rollabout Products is described below by three-digit zip code.

Primary Area of Responsibility

070-079; 085-089; 100-117

5. Service Requirements: The Reseller hereby agrees to establish and maintain the capability to service the Videoconferencing Systems Rollabout Products in accordance with the Dealer Service Policy, as such Policy may be amended by the Division, from time to time. The Reseller also agrees to provide the following services for its Customers within the Reseller's Primary Area of Responsibility, and for providing or coordinating these services for its Customers outside of the Reseller's Primary Area of Responsibility: i.e., maintenance, installation, operation/application training and support, customer inquiries, technical assistance, trouble reporting and isolation, technical assistance and similar customer satisfaction matters. The Reseller agrees to be the point-of-contact for all customer inquiries. The Reseller may coordinate these services outside of its Primary Area of Responsibility with an authorized service center as directed by the Division.

Service Location

All Communications Corporation
1450 Route 22 West
Suite 103
Mountainside, NJ 07092

6. Minimum Purchase Requirement ('MPR'): The MPR for the Term of the Agreement is 45 units of the PCS-5000 Rollabout Product. If the Reseller fails to purchase at least 15 units of such Product during the first six months of this Agreement, this Schedule shall be subject to termination.

7.   Shipment  and  Installation:   The  Reseller  may   place  orders  for  the
Videoconferencing Systems Rollabout Products with the 'ship-to' address of the Customer. The Division will ship the products ordered to that address and bill the Reseller.

If the Reseller has purchased installation services from the Division, the Division will ship the Products to the Customer and provide the installation services as described in the Videoconferencing Systems Rollabout Products Price List. In that case, the Division will bill the Reseller for the Products and the installation services.

All shipping charges will be invoiced to the Reseller in accordance with the Division's program then in effect for prepaid freight.

8. Pricing: The Videoconferencing Systems Rollabout Products Price List sets forth annual (i.e., for the Term) minimum quantity commitment levels and a Reseller purchase price for each such level. The Reseller agrees with the Division to purchase the Videoconferencing Systems Rollabout Products at the annual minimum quantity commitment level also indicated.

Quantity Commitment Level:

50+

The Reseller shall purchase Videoconferencing Systems Rollabout Products during the Term of this Agreement at the price set forth in the then Videoconferencing Systems Rollabout Products Price List for the annual quantity commitment level agreed to above. If, however, the Reseller fails to purchase during the first six (6) months of this Agreement at least thirty-three percent (33%) of the above agreed upon annual minimum quantity commitment level (based on the lowest unit number in the commitment level range), then the pricing for the Videoconferencing Systems Rollabout Products for the remainder of the Term shall be adjusted to the pricing that corresponds to the annual minimum quantity commitment level which equates to the Reseller's actual purchases for said six
(6) months divided by thirty-three percent (33%).

All Communications Corporation  Article V - Videoconferencing Rollabout Products
Mountainside, NJ 07092                                               Page 2 of 2

9. Advertising: The Reseller shall not advertise the Videoconferencing Systems Rollabout Products outside of the Reseller's Primary Area of Responsibility. In addition, the Reseller will create and publish all of its advertisements referencing the Products which are the subject of this Schedule in conformity with the Division's Dealer Ad Kit as issued and as may be modified by the Division, from time to time, as well as related policies issued by the Division, from time to time. By execution of this Agreement, the Reseller acknowledges receipt of the Division's Dealer Ad Kit.

10. Demonstration of Videoconferencing Products Rollabout Products. The Reseller acknowledges that Videoconferencing Systems Rollabout Products are best promoted and understood by Customers by demonstration of their operation, features and technology. For this reason, the Reseller shall during the Term, have available for demonstration at least two Videoconferencing Rollabout units.

                                   SCHEDULE A

TRINICOM 5000 -- SYSTEM LIST PRICING & QUALITY DISCOUNT STRUCTURE

MODEL                      NAME                                                                         LIST PRICE
-----                      ----                                                                         ----------
PCS-5000/1                 Codec/Camera/Audio/Bonding Board                                               19,650.00

PCS-F500                   27'' Cart                                                                      1,200.00

PCS-F510                   32'' Cart                                                                      2,100.00

PCS-T500                   Tablet                                                                           949.00

PCS-G500                   VGA Board (required for dual monitor systems)                                  1,350.00

PCS-D200US                 Document Scanner (requires PCS-K01US & PCSK01TUS)                              2,200.00

PCS-MC10                   IC Memory Card                                                                   549.00

PCS-R500                   Regular Remote Control                                                           229.00

PCS-R510                   Button Remote Control                                                            399.00

PCS-I500                   V.35 I/F Board                                                                   649.00

PCS-K32                    V.35 Cable                                                                       399.00

PCS-I520                   RS-449 I/F Board                                                                 399.00

PCS-K40                    RS-449 Cable                                                                     196.00

PCS-A510                   Add'l Audio Unit                                                               1,399.00


2CONFER DISCOUNT STRUCTURE
--------------------------

UNIT COMMITMENT                                 DISCOUNT OFF OF LIST PRICE
---------------                                 --------------------------
50+ Systems                                                 35%

COMPANY CONFIDENTIAL
REVISED 4/12/96

                                   SCHEDULE B

TRINICOM 5000 -- PERIPHERAL EQUIPMENT -- RESELLER PRICING

The following peripheral equipment may be added at the prices shown below:

MODEL                   NAME                                                              LIST PRICE    RESELLER PRICE
-----                   ----                                                              ----------    --------------
KV-27V15Gray            27'' Monitor                                                         750.00          526.30

KV-32S12Gray            32'' Monitor                                                       1,050.00          691.00

YC-30EV                 S-Video Cable                                                         50.00           30.00
                        (required for dual monitor systems)

PCS-K01US               Document Scanner Cable                                                93.00           65.00
                        (required with Document Scanner)

PCS-K01TUS              Document Scanner Terminator                                           65.00           45.00
                        (required with Document Scanner)

VID-P100                Object Camera (requires SYC-5 & PCS-K06//A)                        3,650.00        2,575.00

SYC-5                   Object Camera Video Camera                                            42.25           29.85

PCS-K06/A               Object Camera Control Cable                                           24.00           16.80

PCS-K03US               RJ-45 ISDN Cable (14')                                                17.00           12.00

PCS-K21                 B&W Printer Cable                                                    199.00          159.20


Schedule B peripheral pricing is not eligible for additional discounting.

COMPANY CONFIDENTIAL
REVISED 4/12/96

TRINICOM 5000 - EXAMPLE USING GOLD RESELLER & LIST PRICING
----------------------------------------------------------


EXAMPLE 1: SINGLE 27-INCH MONITOR SYSTEM
-----------------------------------------

MODEL         QTY  NAME                              RESELLER PRICE    LIST PRICE
-----         ---  ----                              --------------    -----------
KV27V15 Gray   1   27" Monitor                         526.30              750.00
PCS-5000/1     1   Codec/Camera/Audio/Bonding Board    12,772.50        19,650.00
PCS-F500       1   27" Cart                            780.00            1,200.00


TOTAL PRICE                                            $14,078.80      $21,600.00




EXAMPLE 2: DUAL 27-INCH MONITOR SYSTEM
--------------------------------------

MODEL         QTY  NAME                              RESELLER PRICE    LIST PRICE
-----         ---  ----                              --------------    -----------

KV27V15Gray    2   27" Monitor                         1,052.60          1,500.00
PCS-5000/1     1   Codec/Camera/Audio/Bonding Board    12,772.50        19,650.00
PCS-F500       2   27" Cart                            1,560.00          2,400.00
PCS-G500       1   VGA Board                           877.50            1,350.00
YC-30EV        1   S-Video Cable                       30.00                50.00
TOTAL PRICE                                            $16,292.60      $24,950.00


                                                              Reseller Agreement
                                                                     Page 8 of 8



                 ARTICLE VI INCORPORATION/ENTIRETY OF AGREEMENT


This Agreement supersedes, terminates and otherwise renders null and void any and all prior written and/or oral agreements between the Reseller and the Division with respect to the matters hereinabove expressly set forth, except that nothing herein contained shall be construed as intended to relieve or release either party from its obligation to make payment of any monies which either party may owe to the other party. This Agreement represents and incorporates the entire understanding of the parties hereto with respect to the matters herein expressly set forth and each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, nature or description whatsoever made by either party to the other, except as are herein expressly set forth. This Agreement may be modified only be a written instrument signed by the parties to this Agreement, which instrument makes specific reference to this Agreement and the changes to be made hereto.


The Reseller hereby warrants and represents that the individual executing this Agreement is duly authorized and empowered to bind the Reseller. This Agreement shall be subject to acceptance by the Division through its execution in the space provided below by an authorized representative only.


IN WITNESS WHEREOF, the parties have entered into this Agreement as of the dates first above written.

                                   SONY BUSINESS AND PROFESSIONAL PRODUCTS GROUP
                                   A DIVISION OF
All Communications Corporation     SONY ELECTRONICS INC.
------------------------------
    (Name of Reseller)

By:  [SIGNATURE]                   By:     /s/ Douglas Rogers
   ----------------------------       -----------------------------------
     (Authorized Signature)               (Authorized Signature)


Print Name: [SIGNATURE]            Print Name: Douglas Rogers
          ---------------------               ---------------------------

*Title:      VP.                   Title:  National Sales Manager
       -------------------------         --------------------------------

Date of Acceptance:  5/14/96
                   ------------


* EXECUTION OF THIS AGREEMENT: If the Reseller is a corporation, indicate the office of the person signing the Agreement on behalf of the corporation. If the Reseller is a partnership, the same should be signed by a general partner, who should so indicate by use of the word "General Partner". If the Reseller is an individual proprietorship, the same should be indicated by use of the title "Sole Proprietor".





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